SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 20, 2005

Main Street Banks, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	000-25128	58-2104977
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3500 Lenox Road, Atlanta, Georgia 30327

(Address of Principal Executive Offices, including Zip Code)

(770) 786-3441

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As announced in its proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 22, 2005, Main Street Banks, Inc. (the “Company”) will offer live telephone and internet access to management’s presentation during the 2005 annual meeting of shareholders, which will be held on May 23, 2005 at 10:00 a.m. EDT. Persons wishing to access this portion of the meeting may visit the Company’s website at www.mainstreetbank.com for complete instructions. An archived version of the presentation will also be available on the Investor Relations page of the Company’s website for a limited time after the meeting.

Attached hereto as Exhibit 99 are slides that management intends to use during its presentation at the annual meeting. The information contained in the slides is summary information that in intended to be considered in the context of the Company’s SEC filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

99	Slides intended to be used during management’s presentation at the 2005 annual meeting of shareholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 20, 2005	MAIN STREET BANKS, INC.

	By:	/s/ SAMUEL B. HAY III
Samuel B. Hay III
Chief Executive Officer

Exhibit Index

Exhibit Number	Description of Document

99	Slides intended to be used during management’s presentation at the 2005 annual meeting of shareholders